UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 3, 2013

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-34444	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866
(Registrant’s Telephone Number, Including Area Code)

____________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 3, 2013, the holder of all of the shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”) reappointed Mr. Homer Sun as a director of the Company. Mr. Sun was appointed to the Board of Directors pursuant to the terms of the Securities Purchase Agreement by the holders of all outstanding Preferred Shares in accordance with the terms of the Certificate of Designation relating thereto dated June 8, 2011. Should Mr. Sun cease to be a director of the Company, so long as 1,420,455 or more Preferred Shares are outstanding at such time, the holders of at least a majority of the outstanding Preferred Shares are similarly entitled to appoint one director to the Company’s board of directors. Mr. Sun serves as a member of the Company’s Nominating and Corporate Governance Committee and is the chief investment officer of Morgan Stanley Private Equity Asia, which is an affiliate of MSPEA Agriculture Holding Limited ("MSPEA"), a holder of 15.4% of the total outstanding shares of Company common stock on an as-converted basis. MSPEA is a party to a contribution agreement entered into in connection with the Company's proposed going-private merger transaction and which provides for MSPEA to receive shares of Series A-1 preferred stock in one of the Company's significant shareholders, Full Alliance International Limited, as more fully described in the amended preliminary proxy statement filed by the Company on November 26, 2013, which description is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 3, 2013, the Company held the Company’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Zishen Wu, Xiaochuan Guo, Sean Shao, Xindan Li and Rijun Zhang. Additionally, the shareholders ratified the appointment of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2013.

The voting at the Annual Meeting was as follows:

1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes

Zishen Wu	23,878,506	4,247,200	17,026,308
Xiaochuan Guo	23,597,700	4,528,006	17,026,308
Sean Shao	23,310,108	4,815,598	17,026,308
Xindan Li	23,646,225	4,479,481	17,026,308
Rijun Zhang	23,650,626	4,475,080	17,026,308

2. Ratification of KPMG as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
41,596,511	3,232,531	322,972

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE INTERNATIONAL, INC.

/s/ Zishen Wu
Name: Zishen Wu Title: Chief Executive Officer
Dated: December 4, 2013

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